Exhibit 99.3

GTCS Holdings LLC
Consolidated Financial Statements
June 30, 2011
(Unaudited)

GTCS Holdings LLC
Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30, 2011	December 31, 2010
ASSETS
Assets:
Cash and cash equivalents	$51.9	$54.3
Restricted cash	179.4	149.6
Insurance premiums receivable	118.5	121.9
Loans related to consolidated variable interests, at fair value	726.5	608.3
Receivables related to consolidated variable interests, at fair value	84.9	121.8
Servicing rights (includes $175.1 million and $171.9 million, respectively, carried at fair value)	207.5	208.0
Servicer and protective advances	82.6	82.4
Intangible asset, net	46.9	51.5
Other assets	96.7	95.4

Total assets	$1,594.9	$1,493.2

LIABILITIES AND MEMBERS’ EQUITY

Liabilities:
Collateralized borrowings	$329.0	$371.3
Bonds payable related to consolidated variable interests, at fair value	861.7	792.1
Other liabilities	82.1	88.5
Escrow payable	83.3	56.2
Payable to insurance carriers	53.6	53.2
Payable to trusts/investors	78.8	76.5

Total liabilities	1,488.5	1,437.8

Members’ equity	106.4	55.4

Total liabilities and members’ equity	$1,594.9	$1,493.2

See accompanying notes to consolidated financial statements.

GTCS Holdings LLC
Consolidated Statements of Income
(Dollars in millions)
(Unaudited)

	For the Six Months Ended
	June 30,
	2011	2010
Revenues:
Servicing income	$122.5	$122.3
Change in fair value of assets related to consolidated variable interests	165.5	43.6
Commission income	26.9	27.4
Ancillary servicing income	21.2	18.5
Other income	19.4	17.1

Total revenues	355.5	228.9

Expenses:
Change in fair value of bonds payable related to consolidated variable interests	146.5	43.3
Interest expense	19.4	24.1
Salaries and benefits	103.6	74.5
Other operating costs and expenses	43.6	42.5
Change in fair value of servicing rights	(3.2)	8.6
Impairment charges	0.4	0.1

Total expenses	310.3	193.1

Net income before taxes	45.2	35.8

Income taxes	6.5	5.7

Net income	$38.7	$30.1

See accompanying notes to consolidated financial statements.

GTCS Holdings LLC
Consolidated Statements of Changes in Members’ Equity
(Dollars in millions)
(Unaudited)

Members’
Equity
Balance, December 31, 2009	$6.7

Contributions from members	2.5

Distributions to members	(11.2)

Comprehensive income:
Net income	30.1

Total comprehensive income	30.1

Balance, June 30, 2010	$28.1

Balance, December 31, 2010	$55.4

Contributions from members	28.8

Distributions to members	(16.5)

Comprehensive income:
Net income	38.7

Total comprehensive income	38.7

Balance, June 30, 2011	$106.4

See accompanying notes to consolidated financial statements.

GTCS Holdings LLC
Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	For the Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$38.7	$30.1
Adjustments to reconcile net income to cash provided by operating activities:
Impairment charges	0.4	0.1
Amortization and depreciation	14.5	15.3
Change in fair value of servicing rights	(3.2)	8.6
Change in fair value of consolidated variable interests	(19.0)	(0.3)
Change in servicer and protective advances	(0.2)	9.0
Change in insurance premiums receivable	3.4	2.5
Change in payable to insurance carriers	0.4	(0.7)
Other	31.0	(12.8)

Net cash provided by operating activities	66.0	51.8

Cash flows from investing activities:
Payments received on assets related to consolidated variable interests	78.5	88.2
Principal payments received on loans	1.0	1.1
Servicing related acquisitions	(0.4)	(0.4)
Capital expenditures	(5.1)	(3.3)
Loan purchases	(2.2)	(2.6)
Other	(2.3)	4.4

Net cash provided by investing activities	69.5	87.4

Cash flows from financing activities:
Payments on bonds related to consolidated variable interests	(76.9)	(86.0)
Proceeds from issuance of collateralized borrowings	1.0	4.4
Payments on collateralized borrowings	(45.1)	(27.2)
Cash (to) from affiliates	(0.4)	0.1
Distributions to members	(16.5)	(11.2)

Net cash used in financing activities	(137.9)	(119.9)

Net (decrease) increase in cash and cash equivalents	(2.4)	19.3

Cash and cash equivalents, beginning of period	54.3	29.0

Cash and cash equivalents, end of period	$51.9	$48.3

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$14.2	$17.1
Cash paid for taxes	7.2	7.5
Non-cash transactions:
Capital contributions related to unit based incentive plan	28.8	2.5
Transfers from loans to other assets (see Note 3)	6.7	3.7
See accompanying notes to consolidated financial statements.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
1.	DESCRIPTION OF BUSINESS

GTCS Holdings LLC (“GTCS Holdings”) is a limited liability corporation established on December 18, 2009 when GTH LLC (“GTH”) legally separated its operating business into a separate subsidiary and is collectively referred to herein as “GTCS Holdings,” “we,” “Green Tree” or the “Company”. GTCS Holdings provides third party servicing for residential mortgage, manufactured housing and consumer installment loans and contracts. GTCS Holdings also includes a nationwide licensed insurance agency business servicing their customers’ needs for property and casualty, as well as life and health insurance products.

Principles of consolidation

The consolidated financial statements include the assets and liabilities and results of operations of GTCS Holdings and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in the consolidation.

Use of estimates and assumptions

When the Company prepares consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, the Company is required to make estimates and assumptions that significantly affect various reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and revenues and expenses during the reporting periods. These estimates are based on information available to management at the time the estimates are made. Actual results could differ from those estimates.

Recently issued accounting standards

Accounting Standards Update (ASU) 2011-02 (ASC 310, Receivables): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. The amendments in this ASU clarify the guidance on a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This additional guidance will assist creditors in determining whether a restructuring or modification of a receivable meets the criteria to be considered a troubled debt restructuring. If the restructuring is considered a troubled debt restructuring, creditors are required to make certain disclosures in their financial statements. In addition, the calculation of the allowance for credit losses for that receivable follows the impairment guidance specific to impaired receivables.

The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. An entity should disclose the information which was deferred by ASU 2011-01, Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, for interim and annual periods beginning on or after June 15, 2011. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

ASU 2011-04 (ASC 820, Fair Value Measurement): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
ASU explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amendments clarify FASB’s intent about the application of existing fair value measurement and disclosure requirements and prescribe certain additional disclosures about fair value measurements, including: for fair value measurements within Level 3 of the fair value hierarchy, disclosing the valuation process used and the sensitivity of fair value measurement to changes in unobservable inputs; and for items not carried at fair value but for which fair value must be disclosed, categorization by level of the fair value hierarchy. The provisions of this ASU are effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. We do not anticipate that the adoption of this standard will have a material impact on our consolidated financial statements.

ASU 2011-05 (ASC 220, Comprehensive Income): Presentation of Comprehensive Income, Current U.S. GAAP allows reporting entities three alternatives for presenting other comprehensive income and its components in financial statements. One of those presentation options is to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. This ASU eliminates that option. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income and requires an entity to present reclassification adjustments from other comprehensive income to net income on the face of the financial statements. The provisions of this ASU are effective for interim and annual periods beginning after December 15, 2011. Our adoption of this standard will not have a material impact on our consolidated financial statements.

2.	FAIR VALUE MEASUREMENT

The fair value of an asset or liability is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a three level hierarchy for fair value measurements. The valuation hierarchy is based on the transparency of the inputs to the valuation of the asset or liability at the measurement date. The categorization of an asset or liability within the fair value hierarchy is based on the lowest level of significant input to its valuation.
The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices for identical assets or liabilities in active markets that are accessible at the measurement date.

Level 2: Valuations including quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability either directly or indirectly for substantially the full term of the financial instrument.

Level 3: Valuations that require inputs that are supported by little or no market activity. The unobservable inputs are significant to the fair value measurements and represent the Company’s best assumptions of how market participants would estimate the fair value of these assets.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
The following methods and assumptions are used to determine the estimated fair value of the assets and liabilities carried on the Company’s consolidated balance sheets at fair value on a recurring basis:
Loans and receivables related to consolidated variable interests: Upon adoption of the new consolidation accounting guidance on January 1, 2010, we elected to measure our loans and receivables related to consolidated variable interests under the fair value option as our interests prior to consolidation were predominately carried at fair value with changes in fair value recorded to earnings. Accordingly, the fair value option was elected to effectively continue fair value accounting through earnings for our interests in those variable interests. These loans have an unpaid principal balance of $956.7 million and $1,005.7 million as of June 30, 2011 and December 31, 2010, respectively. The Company had $13.7 million and $15.9 million of unpaid principal balances on all loans that were 60 days or more delinquent as of June 30, 2011 and December 31, 2010, respectively.

The loans related to consolidated variable interests are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using level 3 unobservable market inputs. The estimated fair value is based on the net present value of the projected cash flows over the estimated life of the loans.

The Company’s valuation considers assumptions for prepayments, defaults, severity and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation that a market participant would consider in valuing the loans, including but not limited to recent historical experience as well as current and/or expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends as well as the Company’s assessment of current and future economic conditions.

The Company estimates the fair value of the receivables related to consolidated variable interests at the net present value of the cash flows from the letters of credit used to pay bondholders for the remaining life of the securitization trust. The estimate of the cash to be collected from the letters of credit is based on the shortfall of cash flows from the loans in the securitization trusts compared to the required bond payments of the securitization trusts. The cash provided by the letters of credit is determined by analyzing the credit assumptions for the underlying collateral in each of the securitizations.

The discount rate assumption for these assets is primarily based on collateral and credit risk characteristics combined with an assessment of market interest rates.

Servicing rights carried at fair value: Manufactured housing servicing rights are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using level 3 unobservable market inputs. The estimated fair value is based on the net present value of the cash flows of the servicing income to be received. The Company’s valuation considers assumptions and estimates of contractual servicing fees, ancillary revenue, costs to service, collateral repayment and default rates, and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation that a market participant would consider in valuing servicing rights, including but not limited to recent historical experience as well as current and/or expected relevant

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
market conditions. Ancillary revenue and cost to service assumptions are primarily based on historical experience as well as other operational considerations. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends as well as the Company’s assessment of current and future economic conditions. The discount rate assumption is primarily based on collateral characteristics combined with an assessment of market interest rates.

Bonds payable related to consolidated variable interests: Upon adoption of the new consolidation accounting guidance on January 1, 2010, we elected to measure our bonds payable related to consolidated variable interests under the fair value option as our interests prior to consolidation were predominately carried at fair value with changes in fair value recorded to earnings. Accordingly, the fair value option was elected to effectively continue fair value accounting through earnings for our interests in those variable interests. These bonds payable have an unpaid principal balance of $969.6 million and $1,020.8 million as of June 30, 2011 and December 31, 2010, respectively.

These bonds are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates the fair value using level 3 unobservable market inputs. The estimated fair value of the bonds is based on the net present value of the projected bond principal and interest payments for the remaining life of the securitization trusts. The Company’s valuation considers assumptions and estimates for principal and interest payments on the bonds and letter of credit draws. An analysis of the credit assumptions for the underlying collateral in each of the securitizations is performed to determine the required payments to bondholders. The assumptions include prepayments, defaults, severity and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation that a market participant would consider in valuing bonds, including but not limited to recent historical experience as well as current and/or expected relevant market conditions. Credit performance assumptions are primarily based on analyses of historical and projected performance trends as well as the Company’s assessment of current and future economic conditions. The discount rate assumption is primarily based on credit characteristics combined with an assessment of market interest rates.

Mandatory repurchase obligation: This liability relates to a mandatory repurchase obligation for two securitizations in which the Company is required to repurchase loans from the securitizations when a loan becomes 90 days delinquent. The Company estimates the fair value of the contingent obligation based on the expected net present value of future cash flows using level 3 assumptions including prepayment, default and severity rates applicable to the underlying loans’ historical and projected performance.

The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation of the mandatory repurchase obligation that a market participant would consider in valuing these liabilities, including but not limited to recent historical experience as well as current and/or expected relevant market conditions and other operational considerations. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends as well as the Company’s assessment of current and future economic conditions. The discount rate assumption is primarily based on collateral characteristics combined with an assessment of market interest rates.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
Accrued professional fees related to certain securitizations: This liability relates to payments mainly for surety and auction agent fees that the Company will be required to make over the remaining life of certain securitizations. The Company estimates the fair value using level 3 unobservable market inputs. The estimated fair value is based on the net present value of the cash flows of the accrued professional fees required to be paid related to the securitizations. The Company’s valuation considers assumptions and estimates of collateral repayment, default rates and discount rates.

The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation of the accrued professional fees related to certain securitizations that a market participant would consider in valuing these liabilities, including but not limited to recent historical experience as well as current and/or expected relevant market conditions and other operational considerations. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends as well as the Company’s assessment of current and future economic conditions. The discount rate assumption is primarily based on collateral characteristics combined with an assessment of market interest rates.
The following are the estimated values of the assets and liabilities carried on the Company’s consolidated balance sheets at fair value on a recurring basis at June 30, 2011 and December 31, 2010, using level 3 significant unobservable inputs (dollars in millions):

	Fair Value at	Fair Value at
	June 30, 2011	December 31, 2010
Loans related to consolidated variable interests	$726.5	$608.3
Receivables related to consolidated variable interests	84.9	121.8
MH servicing rights	175.1	171.9
Bonds payable related to consolidated variable interests	(861.7)	(792.1)
Mandatory repurchase obligation(1)	(13.6)	(13.4)
Accrued professional fees related to certain securitizations(1)	(10.4)	(10.5)

(1)	Mandatory repurchase obligation and accrued professional fees related to certain securitizations are included in Other liabilities on the Company’s consolidated balance sheets.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
     The following is a reconciliation of the changes in fair value of the level 3 assets and liabilities carried on the Company’s consolidated balance sheets at fair value on a recurring basis at June 30, 2011 and 2010 (dollars in millions):

				Accretion/
				Amortization
			Changes in	Related to
	Fair Value,	Initial	Valuation	Realization of
	Beginning of	Consolidation of	Inputs or	Expected Cash	Cash Payments	Fair Value,
	Period	VIEs	Assumptions	Flows	(Collections)(1)	End of Period
June 30, 2011
Loans related to consolidated variable interests	$608.3	$—	$146.4	$46.0	$(74.2)	$726.5
Receivables related to consolidated variable interests	121.8	—	(28.3)	1.4	(10.0)	84.9
MH servicing rights	171.9	—	19.7 (2)	(16.5)	—	175.1
Bonds payable related to consolidated variable interests	(792.1)	—	(99.8)	(46.7)	76.9	(861.7)
Mandatory repurchase obligation	(13.4)	—	(0.4)	0.2	—	(13.6)
Accrued professional fees related to certain securitizations	(10.5)	—	(0.8)	(0.6)	1.5	(10.4)

June 30, 2010
Loans related to consolidated variable interests	$—	$664.3	$(16.8)	$52.1	$(79.4)	$620.2
Receivables related to consolidated variable interests	—	141.9	4.8	3.5	(11.9)	138.3
MH servicing rights	197.1	(12.9)	9.1 (2)	(17.7)	—	175.6
Bonds payable related to consolidated variable interests	—	(860.6)	12.3	(55.6)	86.0	(817.9)
Mandatory repurchase obligation	(13.6)	—	(0.1)	0.6	—	(13.1)
Accrued professional fees related to certain securitizations	(11.3)	—	(0.5)	(0.7)	1.6	(10.9)
Mandatory obligation to exercise clean-up calls	(54.1)	54.1	—	—	—	—

(1)	Cash payments on loans and bonds payable related to consolidated variable interests include interest payments.

(2)	Reflects changes due to cost to service assumptions and performance of the underlying collateral and discount rate assumptions for the six months ended June 30, 2011 and performance of the underlying collateral and discount rate assumptions for the six months ended June 30, 2010.
     The following methods and assumptions were used to determine the estimated fair values of the Company’s financial instruments not accounted for at fair value:
Cash and cash equivalents and restricted cash: The Company carries its cash and cash equivalents and restricted cash at cost, which approximates estimated fair value. The valuation of these short-term, highly liquid assets is based on level 1 inputs.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
Insurance premiums receivable: These receivables are not traded in an active market. The estimated fair value of these assets is based on the net present value of the expected cash flows. The estimated fair value is based on level 3 assumptions of the underlying collateral serviced by the Company including delinquency and default rates as these insurance premiums are collected as part of the customers’ loan payments or from the related trust.
Servicer and protective advances: The Company estimates the fair value of servicer and protective advances based on level 3 unobservable market inputs using the present value of projected cash flows over the expected life of the receivables and the Company’s estimated pricing of advances on similar collateral.
Collateralized borrowings: The Company estimates fair value of its collateralized borrowings using level 2 observable inputs including comparable market transactions and interest rates that are consistent with market rate pricing based on the Company’s credit worthiness.
Payable to insurance carriers: This liability represents payments to the Company’s carriers of insurance policies related to the insurance receivables noted above. There is not a traded market for these or similar payables; therefore, the Company utilizes level 3 unobservable inputs to estimate the fair value of the carrier payable based on the net present value of the expected carrier payments over the life of the payables.
     The following are the estimated values of our financial instruments at June 30, 2011 and December 31, 2010, which are recorded on the Company’s consolidated balance sheets at their carrying amounts (dollars in millions):

	June 30, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$51.9	$51.9	$54.3	$54.3
Restricted cash	179.4	179.4	149.6	149.6
Insurance premiums receivable	118.5	114.0	121.9	111.8
Servicer and protective advances	82.6	75.3	82.4	81.2

Financial liabilities:
Collateralized borrowings	$329.0	$341.0	$371.3	$385.1
Payable to insurance carriers	53.6	52.8	53.2	50.7

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
3. VARIABLE INTEREST ENTITIES
     Involvement with securitizations
     Green Tree has various agreements related to securitization trusts. Securitization trusts are special purpose entities (“SPEs”). A SPE is an entity that was formed for a limited purpose. The Company’s involvement with these SPEs includes servicing of the underlying loans, obligations to exercise mandatory clean-up calls on securitization trusts and reimbursement obligations related to letters of credit on securitization trusts.
     SPEs are generally considered variable interest entities (“VIE”). A VIE is an entity that has either a total equity investment that is insufficient to finance its activities without additional subordinated financial support or whose equity investors lack the ability to control the entity’s activities. A VIE is consolidated by its primary beneficiary, the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and a variable interest that could potentially be significant to the VIE. A variable interest is a contractual ownership or other interest that changes with changes in fair value of the VIE’s net assets. To determine whether or not a variable interest could potentially be significant to the VIE, we consider both qualitative and quantitative factors regarding the nature, size and form of our involvement with the VIE. We assess whether or not we are the primary beneficiary of a VIE on an on-going basis. We evaluate each involvement in a SPE for classification as a VIE. When a SPE meets the definition of a VIE and we determine that the Company is the primary beneficiary, the assets and liabilities of the VIE are included in the consolidated financial statements of the Company.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
     The Company has elected to carry the assets and liabilities associated with the consolidation of the VIEs at fair value using level 3 inputs, with the exception of restricted cash, which is carried at cost, which approximates estimated fair value, due to its short-term nature. See discussion of fair value measurements in Note 2. We have segregated our involvement with VIEs between those VIEs we consolidate and those we do not consolidate. The classifications of assets and liabilities in our balance sheet associated with our involvement with VIEs as of June 30, 2011 and December 31, 2010, are as follows (dollars in millions):

	Consolidated	Unconsolidated
	VIEs	VIEs(1)	Total
June 30, 2011
Assets
Restricted cash	$16.5	$—	$16.5
Loans related to consolidated variable interests	726.5	—	726.5
Receivable related to consolidated variable interests	84.9	—	84.9
Servicing rights	—	191.6	191.6
Principal and interest advances	—	19.4	19.4
Repossessed assets related to consolidated variable interests(2)	2.7	—	2.7

Liabilities
Bonds payable related to consolidated variable interests	(861.7)	—	(861.7)

Net assets (liabilities)	$(31.1)	$211.0	$179.9

December 31, 2010
Assets
Restricted cash	$16.9	$—	$16.9
Loans related to consolidated variable interests	608.3	—	608.3
Receivable related to consolidated variable interests	121.8	—	121.8
Servicing rights	—	192.0	192.0
Principal and interest advances	—	20.9	20.9
Repossessed assets related to consolidated variable interests(2)	3.2	—	3.2

Liabilities
Bonds payable related to consolidated variable interests	(792.1)	—	(792.1)

Net assets (liabilities)	$(41.9)	$212.9	$171.0

(1)	Refer to “Transactions with unconsolidated VIEs” on page 15 for discussion of unconsolidated VIEs.

(2)	Repossessed assets related to consolidated variable interests are included in Other assets on the Company’s consolidated balance sheets as of June, 30, 2011 and December 31, 2010.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
Transactions with consolidated VIEs
     Servicing arrangements with mandatory clean-up call obligation: The Company services $1.0 billion of loans related to 10 securitizations as of June 30, 2011 and December 31, 2010, for which it receives contractual servicing fees. The Company also has a mandatory obligation to exercise the clean-up calls on these securitizations. The mandatory obligation is triggered when the remaining collateral balances equal approximately 10% of the initial collateral balances. The total outstanding collateral balances at the respective call dates are approximately $418.2 million. These securitizations were originated between 1998 and 2000 by a third party and the Company expects to call the securitizations beginning in 2017. The Company has consolidated these assets as we have determined that Green Tree is the primary beneficiary because we have the power to direct the activities that most significantly impact the securitizations as the servicer and the mandatory clean-up call is a significant interest in the securitizations. The assets of the VIEs are used to pay Green Tree’s servicing fee and the third party bondholders. Some of these securitizations also contain letters of credit as credit enhancements that the securitizations draw from if there are not enough cash flows from the underlying collateral to pay the bondholders. Green Tree’s obligation related to these letters of credit is discussed under “Servicing arrangements with letter of credit reimbursement obligation” in the “Transactions with unconsolidated VIEs” section below.
Transactions with unconsolidated VIEs
     The Company has involvement in VIEs that are not consolidated on our balance sheets. The involvements with these VIEs include servicing activities, reimbursement obligations related to certain securitizations supported by letters of credit and securitizations that are consolidated by affiliates. The involvements with unconsolidated VIEs are recorded on our consolidated balance sheets, primarily in servicing rights.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
          The following table provides a summary of unconsolidated VIEs with which we have significant continuing involvement, but are not the primary beneficiary as of June 30, 2011 and December 31, 2010 (dollars in millions):

	Total
	Unconsolidated VIE
	Assets		Carrying Value
	(Unpaid Principal	Carrying Value	(Principal and	Maximum Exposure to
	Balance)	(Servicing Rights)	Interest Advances)	Loss(1)
June 30, 2011
Securitizations where only involvement is servicing activities	$24,327.1	$188.4	$17.7	$206.1
Servicing arrangements with letter of credit reimbursement obligation	264.2	3.2	1.7	169.9
Servicing activities related to securitizations consolidated by affiliates	784.3	—	—	—

Total	$25,375.6	$191.6	$19.4	$376.0

December 31, 2010
Securitizations where only involvement is servicing activities	$23,681.8	$188.8	$18.9	$207.7
Servicing arrangements with letter of credit reimbursement obligation	279.6	3.2	2.0	170.2
Servicing activities related to securitizations consolidated by affiliates	841.0	—	—	—

Total	$24,802.4	$192.0	$20.9	$377.9

(1)	The company’s maximum exposure to loss for these VIEs is equal to the carrying value of servicing rights and principal and interest advances associated with the VIE, as well as the amount of the obligation to reimburse an unrelated third party for the final $165.0 million drawn on letters of credit for the servicing arrangements with letter of credit reimbursement obligation.
          Securitizations where Green Tree’s only involvement is servicing activities: Green Tree services $24.3 billion and $23.7 billion of residential mortgage loans and other consumer loans for securitization trusts in which Green Tree’s only relationship with the securitization is that of a servicer as of June 30, 2011 and December 31, 2010, respectively. Green Tree did not originate or securitize these loans. Green Tree does not hold any other interests in any of these securitization trusts. We do not consolidate these VIEs in our consolidated balance sheets as Green Tree does not have a variable interest that could potentially be significant to the VIEs.
          Servicing arrangements with letter of credit reimbursement obligation: Green Tree services $0.3 billion of loans related to four securitization trusts that have not been consolidated on the Company’s balance sheet where Green Tree has an obligation to reimburse a third party for the final $165.0 million on letters of credit for the aggregate of 12 securitizations if drawn as of June 30, 2011 and December 31, 2010. Eight of these securitizations were consolidated on the Company’s balance sheet as of January 1, 2010 due to the Company’s mandatory clean-up call obligation. The letters of

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
credit were provided by the seller of the securitizations as credit enhancements on these securitizations. The securitization trusts will draw from these letters of credit if there are not enough cash flows from the underlying collateral to pay the bondholders of these securitizations. The total amount outstanding on these letters of credit for all 12 securitizations was $307.3 million and $314.9 million at June 30, 2011 and December 31, 2010, respectively. Based on management’s estimates of the underlying performance on the collateral in these securitizations, Green Tree does not currently anticipate that the final $165.0 million will be drawn, and therefore, no liability for the fair value of this obligation was recorded as of June 30, 2011 or December 31, 2010. Actual performance may differ from this estimate in the future.
          The four securitizations are not consolidated in our consolidated balance sheet as Green Tree is not deemed to be the primary beneficiary of these VIEs as the Company does not have a variable interest that could potentially be significant to the VIEs.
          Servicing activities related to securitizations consolidated by affiliates: Green Tree services $0.8 billion of loans for securitization trusts in which Green Tree Investments II LLC, a related party, owns residual interests in these securitizations and has consolidated the assets and liabilities of the securitizations on its balance sheet as of June 30, 2011 and December 31, 2010. The Company’s involvement in these securitizations is limited to the servicing activities in which the Company receives a fixed servicing fee from the underlying trusts in accordance with the pooling and servicing agreements. The Company is not the primary beneficiary as the Company does not have a variable interest that could potentially be significant to the VIEs.
4. SERVICING RIGHTS
          Servicing rights consist of contractual rights purchased from third parties to receive servicing fees on the unpaid principal balance of the underlying collateral. The table below details the Company’s servicing rights as of June 30, 2011 and December 31, 2010 (dollars in millions):

	June 30, 2011	December 31, 2010
Servicing rights carried at fair value	$175.1	$171.9
Servicing rights carried at lower of cost or fair value	32.4	36.1

Total servicing rights	$207.5	$208.0

Servicing rights carried at fair value
          Servicing rights carried at fair value consist of contractual rights purchased from third parties to receive servicing fees for servicing manufactured housing loans (“MH servicing rights”) at annual rates based on the unpaid principal balance of the related collateral. Refer to the “Fair value measurement” section within Note 2 for a reconciliation of the changes in fair value of MH servicing rights carried on the Company’s consolidated balance sheets at June 30, 2011 and 2010.
          The estimation of fair value of MH servicing rights requires significant judgment. The fair value of MH servicing rights is estimated using the present value of projected cash flows over the estimated period of net servicing income.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
          At June 30, 2011 and December 31, 2010, key economic assumptions used to determine the estimated fair value of the MH servicing rights are as follows (dollars in millions):

	June 30, 2011	December 31, 2010
Estimated fair value of MH servicing rights	$175.1	$171.9
Cumulative scheduled principal balance of serviced MH loans at the end of the period	$10,970.3	$11,682.9
Weighted average remaining life in years	7.0	6.7
Weighted average stated customer interest rate on underlying collateral	9.3%	9.3%
Weighted average discount rate (a)	12.0%	13.0%
Expected cost to service as a percentage of principal balance of serviced loans (a)	0.86%	0.87%
Expected ancillary fees as a percentage of principal balance of serviced loans (a)	0.09%	0.09%
Expected conditional repayment rate as a percentage of principal balance of serviced loans (a)	2.6%	2.9%
Expected conditional default rate as a percentage of principal balance of serviced loans (a)	3.4%	3.9%

(a)	The valuation of MH servicing rights is affected by the underlying assumptions including the expected cost of servicing, ancillary fees, prepayments of principal, defaults and discount rate. Should actual performance and timing differ materially from our projected assumptions, it could have a material effect on the valuation of our MH servicing rights. The valuation is determined by discounting cash flows over the expected life of the serviced loans.
Servicing rights carried at lower of amortized cost or fair value
          Servicing rights carried at lower of amortized cost or fair value (“Mortgage servicing rights”) consist of contractual rights purchased from third parties to receive servicing fees from servicing residential mortgage loans at annual rates based on the unpaid principal balance of the related collateral. To the extent that the carrying value exceeds the estimated fair value for any specific strata, a valuation allowance would be established through the recognition of impairment in the consolidated statements of income. No impairment or related valuation allowance was recorded for the six months ended June 30, 2011 and 2010.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
          The following schedule summarizes the changes in the balances of Mortgage servicing rights for the periods ended June 30, 2011 and 2010, (dollars in millions) at amortized cost:

	June 30, 2011	June 30, 2010
Mortgage servicing rights, beginning of period	$36.1	$41.9
Servicing assets sold	(0.1)	(0.5)
Amortization	(3.6)	(3.1)

Net change in amortized cost	(3.7)	(3.6)

Mortgage servicing rights, end of period	$32.4	$38.3

          The estimation of fair value of Mortgage servicing rights requires significant judgment. The fair value of Mortgage servicing rights is estimated using the present value of projected cash flows over the estimated period of net servicing income. At June 30, 2011 and December 31, 2010, key economic assumptions used to determine the estimated fair value of the Mortgage servicing rights are as follows (dollars in millions):

	June 30, 2011	December 31, 2010
Carrying amount	$32.4	$36.1
Estimated fair value	$42.4	$37.0
Cumulative scheduled principal balance of serviced loans at the end of the period	$7,596.0	$8,670.4
Weighted average remaining life in years	5.3	5.2
Weighted average stated customer interest rate on underlying collateral	6.7%	6.7%
Weighted average discount rate (a)	12.2%	22.2%
Expected cost to service as a percentage of principal balance of serviced loans (a)	0.23%	0.25%
Expected ancillary fees as a percentage of principal balance of serviced loans (a)	0.05%	0.06%
Expected conditional repayment rate as a percentage of principal balance of serviced loans (a)	7.6%	6.3%
Expected conditional default rate as a percentage of principal balance of serviced loans (a)	7.8%	9.1%

(a)	The valuation of Mortgage servicing rights is affected by the underlying assumptions including the expected cost of servicing, ancillary fees, prepayments of principal, defaults and discount rate. Should actual performance and timing differ materially from our projected assumptions, it could have a material effect on the valuation of our Mortgage servicing rights. The valuation is determined by discounting cash flows over the expected life of the serviced loans.
Other servicing
          The Company services an additional $18.8 billion and $10.2 billion of loans for others in servicing and sub-servicing arrangements at June 30, 2011 and December 31, 2010, respectively, on which the Company receives a contractual servicing fee based on outstanding serviced collateral or other various contractual fee arrangements.

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
          Additionally, the Company services $1.0 billion of loans related to consolidated variable interests on which the Company receives a servicing fee at June 30, 2011 and December 31, 2010; however, the servicing revenue is not recorded in Servicing income due to the consolidation of the assets on the consolidated balance sheet as of January 1, 2010.
5. OTHER DISCLOSURES
Repurchase obligation
          The Company has a mandatory repurchase obligation for two securitizations in which the Company is required to repurchase loans at par from the securitizations when a loan becomes 90 days delinquent. The total of the loans outstanding in these two securitizations was $98.1 million and $102.3 million as of June 30, 2011 and December 31, 2010, respectively. The Company estimated the fair value of this contingent obligation at $13.6 million and $13.4 million as of June 30, 2011 and December 31, 2010, respectively, using prepayment, default and severity rate assumptions applicable to the underlying loans’ historical and projected performance. This obligation is included in Other liabilities on the consolidated balance sheets. Based on our estimates, the Company expects to incur undiscounted losses of approximately $21.1 million related to repurchases over the remaining life of these securitizations. The Company repurchased $1.9 million and $2.4 million of unpaid principal balances during the six months ended June 30, 2011 and 2010, respectively. The Company recorded $0.4 million and $0.1 million of impairment charges related to this liability for the six months ended June 30, 2011 and 2010, respectively. Additionally, the Company recorded $0.8 million of interest expense related to this liability for each of the six months ended June 30, 2011 and 2010, respectively. Actual performance may differ from this estimate in the future.
Unit based incentive plans
          GTH issued phantom and other profit sharing units through various long-term incentive plans that provide for participants to share in a percentage of eligible distributions made by GTH upon achievement of certain performance based conditions. The phantom plan does not meet the criteria to be accounted for as an equity award and therefore the compensation expense related to the phantom plan is based on the fair value of the award as of the consolidated balance sheet dates. For both 2011 and 2010, GTH used a five-year vesting and performance period to determine the amount of expense to record for the current period. The year ended December 31, 2010 represents year three of the five-year vesting and performance period. The fair value of the award is based on the value of GTH and its subsidiaries which was determined using a projected cash flow model.
          The Company recorded its allocable share of this expense through Salaries and benefits, with an offset to Members’ equity, in the form of a capital contribution, of $28.8 million and $2.5 million for the six months ended June 30, 2011 and 2010, respectively. The allocation was based on the Company’s cash flows as a percentage of the total cash flows of GTH. The liability for payments under the phantom plan is recorded on the consolidated balance sheets of GTH as they have sole responsibility for payment.
          GTH’s profit sharing units are accounted for as equity awards. Compensation expense for the award is recorded based on the fair value of the award at grant date. The fair value at grant date is recorded into compensation expense over the estimated performance period of the award. The

GTCS Holdings LLC
Notes to Consolidated Financial Statements
(Unaudited)
accumulated compensation expense recorded by the Company was not material as of June 30, 2011 or 2010.
Litigation
          The Company and its affiliates are from time to time engaged in various matters of litigation. While the ultimate liability with respect to these litigation matters and claims cannot be determined at this time, the Company believes that damages, if any, and other amounts relating to pending matters are not likely to be material to its consolidated financial statements. Accordingly, the Company has not established reserves for these various matters of litigation.
Subsequent events
          Subsequent events have been evaluated through August 26, 2011, which is the date the consolidated financial statements were available to be issued.
          On July 1, 2011, Walter Investment Management Corp. completed the purchase of 100% of the membership interests in the Company for aggregate consideration of approximately $1.1 billion.